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                                                                   Exhibit 10.31


                                AMENDMENT NO.1
                                   TO LEASE


        THIS AMENDMENT NO.1 is made and entered into this 6th of August, 1999, by and between A&P FAMILY INVESTMENTS, a California general partnership, collectively as LANDLORD, and DOWNTOWN WEB, INC., a California corporation, as TENANT.

                                   RECITALS

        A. WHEREAS, by Lease Agreement dated August 27, 1997 Landlord leased to Tenant approximately 23,880+ square feet of that certain 45,000+ square foot
                           -                                   -
building locate at 3270 Jay Street, Suite 200, Santa Clara, California, the details of which are more particularly set forth in said August 27, 1997 Lease Agreement, and

        B. WHEREAS, said Lease was amended by the Commencement Letter dated October 24, 1997 which changed the Commencement Date of the Lease from October 15, 1997 to October 20, 1997, and confirmed the October 31, 2002 Lease Termination Date, and,

        C. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending the Lease Term for an Additional one year and ten months, changing the Termination Date from October 31, 2002 to August 31, 2004, (ii) increasing the square footage of the Leased Premises by approximately 12,571 square feet effective September 1, 1999, (ii) amending the Basic Rent Schedule and Aggregate Rent accordingly, (iii) increasing the Security Deposit required under the Lease, (iv) increasing Tenant's non-exclusive parking spaces, (v) amending Lease Paragraphs 12 ("Taxes") and 19 ("Assignment and Subletting") of said Lease Agreement as hereinafter set forth.

                                   AGREEMENT

        NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

        1. TERM OF LEASE: It is agreed between the parties that the Term of said
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Lease Agreement shall be extended for an additional one year ten month period, and the Lease Termination Date shall be changed from October 31, 2002 to August 31, 2004.

        2. INCREASED PREMISES: Effective September 1, 1999, the size of the
           ------------------
Leased Premises will be increased by 12,571+ square feet, or from 23,880+ square
                                           -                            -
feet to 36,451+ square feet of space. Total said Premises are more particularly
              -
shown within the area outlined in Red on Exhibit A. The entire parcel, of which
                                         ---------
the Leased Premises is a part, is shown within the area outlined in Green on Exhibit A. The additional 12,571+ square feet of space is leased on an "as-is"
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basis, in its present condition and configuration, as set forth in Blue on
Exhibit B attached hereto, with the entire interior leased Premises shown in Red
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on Exhibit B.
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        3. BASIC RENT SCHEDULE: The Basic Rent schedule, as shown in Paragraph
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4(A) of the Lease Agreement, shall be amended as follows:

        On September 1, 1999, the sum of SIXTY NINE THOUSAND TWO HUNDRED FIFTY SIC AND 90/100 DOLLARS ($69,256.90) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 1999.

        On November 1, 1999, the sum of SEVENTY ONE THOUSAND SEVENTY NINE AND 45/100 DOLLARS ($71,079.45) shall be due, and a like sum due on the first day of each month thereafter, through and including october 1, 2000.

        On November 1, 2000, the sum of SEVENTY TWO THOUSAND NINE HUNDRED TWO AND NO/100 DOLLARS ($72,902.00) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 2001.

        On November 1, 2001, the sum of SEVENTY FOUR THOUSAND SEVEN HUNDRED TWENTY FOUR AND 55/100 DOLLARS ($74,724.55) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 2002.


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        On November 1, 2002, the sum of SEVENTY SIX THOUSAND FIVE HUNDRED FORTY
SEVEN AND 10/100 DOLLARS ($76,547.10) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 2003.

        On November 1, 2003, the sum of SEVENTY EIGHT THOUSAND THREE HUNDRED SIXTY NINE AND 65/100 DOLLARS ($78,369.65) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2004.

        As a result of the increase in square feet leased, the Aggregate rental shall be increased by $2,655,143.50 or from $2,811,061.16 to $5,466,204.66.

        4. INCREASED PARKING: Tenant's nonexclusive parking spaces shall be
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increased by 12 spaces or from 110 spaces to 122 spaces.

        5. SECURITY DEPOSIT: Tenant's Security Deposit shall be increased by
           ----------------
$58,831.30, or from $97,908.00 to $156,739.30, payable upon Tenant's execution of this Amendment No. 1.

        6. TAXES: Lease Paragraph 12 ("Taxes") shall be amended to included the
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following language:

           "The term "Real Estate taxes" shall also include supplemental taxes related to the period of Tenant's Lease Term whenever levied, including any such taxes that may be levied after the Lease Term has expired".

        7. ASSIGNMENT AND SUBLETTING: Lease Paragraph 19 (Assignment and
           -------------------------
Subletting") shall be amended to include the following language:

           "Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment, sublease or other transfer ("Proposed Transfer") if the Premises or any other portion of the Property would become subject to additional or different Government Requirements as a direct or indirect consequence of the Proposed Transfer and/or the Proposed transferee's use and occupancy of the Premises and the Property. However, landlord may, in its sole discretion, consent to such a Proposed transfer where Landlord is indemnified by Tenant and (i) Subtenant or (ii) Assignee, in form and substance satisfactory to Landlord's counsel, by Tenant and/or the Proposed Transferee from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and/or the Proposed Transferee's use and occupancy of the Premises and the Property."

        EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said August 27, 1997 Lease Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.


LANDLORD:                                       TENANT:

A&P FAMILY INVESTMENTS                          AUTOWEB.COM
                                                a California corporation

RICHARD T. PEERY 1976 CHILDRENS
TRUST


By_____________________________                 By /s/ Samuel M. Hedgpeth
  John Arrillaga, Trustee, as                     -----------------------
  general partner

Date:__________________________                 Samuel M. Hedgpeth
                                                -------------------------
                                                Print Name/Title

                                                Date: August 30, 1999
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